                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Netmanage, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

TO THE STOCKHOLDERS OF NETMANAGE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetManage, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 27, 1999 at 9:00 a.m., local time, at the offices of the Company at 10725 North De Anza Boulevard, Cupertino, California 95014 for the following purposes:

     1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2002.

     2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Gary R. Anderson
                                          Secretary

Cupertino, California
April 22, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of NetManage, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 1999 at 9:00 a.m., local time (the "Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Meeting will be held at the offices of the Company at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Meeting on or about April 22, 1999.

     An annual report for the year ended December 31, 1998 is enclosed with this Proxy Statement.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses. The Company has retained a proxy solicitation firm, Morrow & Company, to aid it in the solicitation process, at a cost to the Company of approximately $7,000 plus reimbursement of reasonable expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Common Stock at the close of business on April 1, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 65,705,665 shares of Common Stock. A majority of such shares present at the Meeting, in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

     Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. All votes cast at the Meeting, in person or by proxy, will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     As of the Record Date, the directors and executive officers of the Company as a group beneficially owned 11,650,484 shares (approximately 17.73%) of the outstanding Common Stock and have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described in the accompanying Notice of Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by
(a) filing with the Secretary of the Company at the Company's principal executive office, 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or
(b) attending the Meeting and informing the Secretary in writing that such stockholder wishes to vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be received by Secretary of the Company at its principal executive offices, 10725 North De Anza Boulevard, Cupertino 95014, no later than December 24, 1999 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting.

     In addition, proposals of the Company's stockholders that such stockholders intend to present at the 2000 Annual Meeting, but not include in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting (a "Non-Rule 14a-8 Proposal"), must be received by Secretary of the Company at its principal executive officers no later than March 28, 2000 and no earlier than February 27, 2000. In the event that the Company does not receive timely notice with respect to a Non-Rule 14a-8 Proposal, management of the Company would use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide that the Company's Board of Directors (the "Board of Directors" or the "Board") shall be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors and with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six members. There are two directors in the class to be elected at this meeting, Uzia Galil and Darrell Miller (the "Nominees"), each of whom is an existing director whose term of office expires at the Meeting. If elected at the Meeting, Messrs. Galil and Miller would each serve until the 2002 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, the nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors; abstentions and broker non-votes will not have any effect on the outcome of the vote on the election of directors. Shares of Common Stock may not be voted cumulatively with respect to the election of directors.

     IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED, IF AUTHORITY TO DO SO IS NOT WITHHELD, FOR THE ELECTION OF THE NOMINEES. If either Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Company may propose. Each of the Nominees has agreed to serve if elected, and the Company has no reason to believe that the Nominees will be unable to serve.

     Set forth below is biographical information for each Nominee and each person whose term of office as a director will continue after the Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

     Uzia Galil, age 73, has served as a director of the Company since December 1991. Mr. Galil is the founder and Chairman of the Board of Directors of Elron Electronic Industries, Ltd. ("Elron"), and also has been its President and Chief Executive Officer since its formation. Mr. Galil has also been Chairman of the Board of Directors of Elbit Ltd., an affiliate of Elron, since January 1981, having been President and Chief Executive Officer of Elbit Ltd. from 1967 to 1978. Mr. Galil also serves as Chairman of the Board of Directors of Zoran Corporation, and as a director of Elscint Ltd., Elbit Systems Ltd., Elbit Medical Imaging Ltd., Orbotech Ltd., and most of the private companies of the Elron Group. Mr. Galil received a B.S. degree from the Technion-Israel Institute of Technology in Haifa, Israel (the "Technion") and an M.S. in electrical engineering from Purdue University, Lafayette, Indiana. An honorary doctorate in technical sciences was granted to him by the Technion in 1977 in recognition of his contribution to the development of science-based industries in Israel, an honorary doctorate in philosophy was granted to him by the Weizman Institute of Science in 1991 and an honorary doctorate in engineering was granted to him in 1995 by the Polytechnic University in New York. Mr. Galil is the recipient of the Israel Prize 1997 for his special contribution to the high technology industry in Israel. From 1980 through mid-1990, Mr. Galil served as Chairman of the International Board of Governors of the Technion. Mr. Galil is the father-in-law of Mr. Zvi Alon, the Chairman of the Board of Directors of the Company and the Company's President and Chief Executive Officer.

     Darrell Miller, age 52, has served as a director of the Company since February 1994 and served as Executive Vice President, Corporate Strategic Marketing for the Company from December 1994 to February 1996. From 1987 to 1993, Mr. Miller was with Novell, Inc., a computer network company, in numerous positions including Executive Vice President responsible for strategic and marketing operations and Executive Vice President responsible for product development. From 1984 to 1987, Mr. Miller acted as the Director of Marketing for Ungermann-Bass, a manufacturer of networking equipment. Since 1994, Mr. Miller has served on the board of directors of Xpoint Technologies, Inc., a switched ethernet company. Mr. Miller is a graduate of the University of Denver where he received a B.S. in business administration.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                              THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     Zvi Alon, age 47, is the founder of the Company and has served as its Chairman of the Board, President and Chief Executive Officer since the Company's formation. From 1986 to 1989, Mr. Alon was the President of Halley Systems, a manufacturer of networking equipment including bridges and routers. He also has served as Manager, Standard Product Line at Sytek, Inc., a networking company, and Manager of the Strategic Business Group for Architecture, Graphics and Data Communications at Intel Corporation, a semiconductor manufacturer. Mr. Alon received a B.S. degree in electrical engineering from the Technion. Mr. Alon is the son-in-law of Uzia Galil, a director of the Company and a Nominee.

     Abraham Ostrovsky, age 56, was appointed to the Board of Directors of the Company in January 1998, filling an open vacancy on the Board resulting from an increase in the authorized number of directors. Mr. Ostrovsky has served as Chairman of the Board of Jetform Corporation, a provider of electronic forms and enterprise workflow products, since January 1996 and served as its Chief Executive Officer from 1991 to 1995. Mr. Ostrovsky also served as Chairman of the Board and Chief Executive Officer of Compressent, a company which develops and licenses color facsimile and communications software, from March 1996 to December 1997. Mr. Ostrovsky also serves as a director of SEEC, Inc. and IMSI. Mr. Ostrovsky attended the University of Miami.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     John Bosch, age 64, has served as a director of the Company since December 1991. Since 1981, Mr. Bosch has been a general partner of Bay Partners, a venture capital firm. In 1976, he co-founded Cronus Precision Products, Inc., a digital timing company, and served as its President and Chief Executive Officer until 1981. In 1970, Mr. Bosch co-founded Anixter, Bosch and Russell, a consulting firm specializing in marketing and sales consulting for high technology companies and in technical venture analysis for the venture capital community. Mr. Bosch is currently a director of five portfolio companies. He is a graduate of the University of Southern California where he received a B.S. degree in mechanical engineering and an M.B.A. in marketing.

     Dr. Shelley Harrison, age 56, has served as a director the Company since July 1996. Dr. Harrison has served as Chairman of the Board of Directors since 1993 and Chief Executive Officer since April 1996 of Spacehab, Inc., a company which develops, owns and operates habitable modules and logistics supply services for the manned U.S. Space Shuttle missions. In addition, Dr. Harrison is a managing general partner of PolyVentures L.P. and PolyVentures II, L.P., which are high technology venture capital firms. Dr. Harrison also serves on the board of directors of Globecomm Systems, Inc. and on the board of trustees of Polytechnic University in New York. He received his B.S. in electrical engineering from New York University and received an M.S. and PhD in electrophysics from Polytechnic University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 1998, the Board of Directors held seven meetings, including telephone meetings. Standing committees of the Board include an Audit Committee, an Option Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least quarterly to review the results of the quarterly reviews or annual audit and discuss the financial statements; makes recommendations to the Board regarding the retention of independent auditors; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Messrs. Bosch, Galil, Harrison and Miller. The Audit Committee met three times during 1998.

     The functions of the Option Committee are to review and approve awards of stock options under the Company's stock option plans to employees and consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and to recommend any changes or amendments to the stock option plans. The Option Committee met six times during 1998 and consists of Messrs. Bosch and Miller.

     The Compensation Committee reviews and approves specific compensation matters for the Chief Executive Officer and all executive staff who report directly to the Chief Executive Officer and otherwise performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Bosch and Galil. For purposes of grants and purchases under the Company's stock option and purchase plans to officers subject to Section 16 of the Exchange Act other than the Chief Executive Officer, Mr. Alon confers with the Compensation Committee. The Compensation Committee met once during 1998.

     During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1990. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to ratify the selection of Arthur Andersen LLP. Accordingly, abstentions will have the same effect as negative votes on this proposal, but broker non-votes will not counted for any purpose in determining whether this proposal has been approved. IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED, IF AUTHORITY TO DO SO IS NOT WITHHELD, IN FAVOR OF THIS PROPOSAL.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 25, 1999 by: (i) each director of the Company, including each Nominee; (ii) each of the Named Executive Officers, as defined under "Executive Compensation -- Summary Compensation" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as otherwise set forth below, the address of each named individual is the address of the Company as set forth herein.

                                                                BENEFICIAL OWNERSHIP
                                                              -------------------------
                                                              NUMBER OF     PERCENT OF
                      BENEFICIAL OWNER                          SHARES      TOTAL(%)(1)
                      ----------------                        ----------    -----------
Zvi Alon(2).................................................   9,056,204     13.78  %
Elron Electronic Industries, Ltd.(3)........................     925,000      1.41
  P.O. Box 1573
  Haifa 31015, Israel
Gary R. Anderson............................................         -0-       *
John Bosch(4)...............................................         750       *
Uzia Galil(5)...............................................   1,490,500      2.27  %
Shelley Harrison............................................         -0-       *
D. Patrick Linehan..........................................      17,476       *
Darrell Miller..............................................         -0-       *
Abraham Ostrovsky...........................................      50,000       *
Patricia Roboostoff(6)......................................     110,554       *
All executive officers and directors as a group (9
  persons)(7)...............................................  11,650,484     17.73  %

                 OTHER 5% BENEFICIAL OWNERS
                 --------------------------
LeRoy C. Kopp(8)............................................   4,088,442      6.22  %
Kopp Holding Company
Kopp Investment Advisors, Inc.
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435

---------------
 *  Less than 1%.

(1) Based on 66,366,649 shares of Common Stock outstanding as of February 26, 1999.

(2) Includes (i) 8,868,204 shares held by the Zvi and Ruth Alon Living Trust (the "Living Trust") and (ii) 38,000 shares held by the Zvi Alon Family Foundation (the "Foundation"). Mr. Alon and his wife, Ruth Alon, are the trustees of the Living Trust and the Foundation. Excludes 990,500 shares held by the Zvi and Ruth Alon 1993 Children's Trust (the "Children's Trust"), of which Mr. Uzia Galil is sole trustee.

(3) These shares (the "Elron Shares") are owned by Elron Electronic Industries, Ltd., of which Mr. Galil is Chairman of the Board, President and Chief Executive Officer. Mr. Galil disclaims beneficial ownership of these shares.

(4) Such shares are held by Mr. Bosch's spouse. Mr. Bosch disclaims beneficial ownership of these shares.

(5) Includes (i) 500,000 shares owned by Uzia and Ella Galil and (ii) 990,500 shares held by the Children's Trust. Mr. Galil is the sole trustee of the Children's Trust; however, he disclaims beneficial ownership of the shares that are held in the Children's Trust. The number of shares also excludes the Elron Shares, for which Mr. Galil disclaims beneficial ownership. See note (3) above.

(6) Includes (i) 2,445 shares owned by the Splinter-Roboostoff Revocable Trust and (ii) 102,945 shares issuable upon exercise of options that are exercisable within 60 days of March 25, 1999. Ms. Roboostoff ceased to be an executive officer of the Company in September 1998, and her employment with the Company terminated on February 19, 1999.

(7) Includes 102,945 shares issuable upon exercise of options that are exercisable within 60 days of March 25, 1999.

(8) Based on Amendment No. 1 to Schedule 13G dated February 2, 1999 filed by such persons as a group: (i) Kopp Investment Advisors, Inc. ("KIA") beneficially owns 3,286,425 shares, has sole voting power with respect to 574,964 shares, has sole dispositive power with respect to 241,427 shares and has shared dispositive power with respect to 3,044,998 shares; (ii) Kopp Holding Company ("KHC") beneficially owns the 3,044,998 shares that are beneficially owned by KIA, a wholly-owned subsidiary of KHC, but does not have sole or shared voting or dispositive power with respect to any of such shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns and has sole voting and sole dispositive power with respect to 802,017 shares. In addition, according to such Amendment, (i) each such person disclaims beneficial ownership of the shares owned by the other such persons and (ii) 3,077,015 of such shares are held in a fiduciary or representative capacity and none of KIA, KHC or LeRoy C. Kopp has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Exchange Act requires that the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that Ms. Roboostoff neither filed a Form 5 to report an option grant nor delivered to the Company a written representation that no other reports were required.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company's non-employee directors currently receive a fixed sum of $12,000 in cash compensation per year, payable quarterly, for service on the Board of Directors. In addition, non-employee directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Employee directors do not receive separate compensation for their services on the Board of Directors, although service on the Board may be considered when establishing their compensation as employees.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Non-employee directors of the Company are eligible to receive options under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Option grants under the Directors' Plan are non-discretionary. A total of 800,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. Under the Directors' Plan, each person that is elected for the first time as a director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") is granted an option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. At each Annual Meeting of Stockholders, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months is granted an option to purchase 8,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan).

     Pursuant to the Directors' Plan, options to purchase 8,000 shares were granted on May 21, 1998, the date of the Company's 1998 Annual Meeting of Stockholders, to each of Messrs. Bosch, Harrison, Galil, Miller and Ostrovsky at an exercise price of $3.53125 per share. On October 7, 1998, pursuant to the Option Exchange Program described below and under "Ten-Year Option Repricings" (the "Option Exchange Program"), each such person exchanged such option for a new option to purchase 6,349 shares at a price of $1.00 per share, which new options were granted under the Company's 1992 Stock Option Plan. On January 27, 1998, in connection with his initial appointment to the Board and pursuant to the Directors' Plan, an option to purchase 40,000 shares was granted to Mr. Ostrovsky at a price of $2.65625 per share, which Mr. Ostrovsky exchanged on October 7, 1998 for an option to purchase 31,746 shares at a price of $1.00 per share pursuant to the Option Exchange Program. Under the Option Exchange Program, all employees and directors of the Company were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $1.00 per share, the fair market value of the Common Stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36th of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of Zvi Alon, the Company's President, Chief Executive Officer and the Chairman of the Board of Directors, and Uzia Galil, a director and the father-in-law of Zvi Alon, participated in the deliberations of the Compensation Committee during 1998 concerning executive officer compensation. Mr. Galil abstained from voting on Mr. Alon's compensation, and although Mr. Alon attends meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

SUMMARY OF COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of 1996, 1997 and 1998 to the Company's Chief Executive Officer, the Company's two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 1998 whose total salary and bonus exceeded $100,000, and a former executive officer who would have been among the Company's most highly compensated executive officers for 1998 but for the fact that the individual was not serving as an executive officer of the Company at the end of 1998 (collectively, the "Named Executive Officers"). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION       COMPENSATION
                                                 -----------------------   -----------------
                                                                           SECURITIES UNDER-    ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)($)   BONUS($)     LYING OPTIONS     COMPENSATION
      ---------------------------         ----   ------------   --------   -----------------   ------------
Zvi Alon................................  1998     302,500       45,375           325,000              --
  Chairman of the Board and               1997     302,500       45,375                --              --
  Chief Executive Officer                 1996     302,500       90,750                --              --
Gary R. Anderson(2).....................  1998     180,000       22,500           150,000(3)           --
  Sr. Vice President, Finance and         1997       5,074           --            90,000(4)           --
  Chief Financial Officer                 1996          --           --                --              --
D. Patrick Linehan(5)...................  1998     250,000       31,250           248,015(6)           --
  Sr. Vice President and General          1997     126,576       31,250           312,500(6)           --
  Manager, Core Business Unit             1996          --           --                --              --
Patricia Roboostoff(7)..................  1998     165,000           --            15,000          35,796(8)
  Former Sr. Vice President,              1997     143,359       18,750           346,000(9)
  Human Resources                         1996     133,533       33,383           128,000(10)

---------------
 (1) Includes amounts deferred pursuant to Section 401(k) of the Tax Reform Act of 1986, as amended.

 (2) Mr. Anderson joined the Company in December 1997.

 (3) Includes (i) an option for 71,428 shares granted in October 1998, pursuant to the Option Exchange Program, in exchange for the 1997 original option grant for 90,000 shares and (ii) an option for 78,572 shares granted in December 1998.

 (4) In October 1998, this option was exchanged for a new option as described in note (3) above.

 (5) Mr. Linehan joined the Company in July 1997.

 (6) The option for 248,015 shares was granted in October 1998, pursuant to the Option Exchange Program, in exchange for the 1997 option for 312,500 shares.

 (7) Ms. Roboostoff ceased to be an executive officer of the Company in September 1998, and her employment with the Company terminated in February 1999.

 (8) Amount consists of (i) $15,865 in vacation accrued and paid in 1998 and
     (ii) $19,931 in salary for the period from January 1 through February 19, 1999, Ms. Roboostoff's termination date, paid in 1998.

 (9) Includes an original option grant of 75,000 shares and 271,000 of options that were repriced in January and September 1997.

(10) Includes an original option grant of 35,000 shares and 93,000 of options that were repriced in February 1996.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in 1998. Except as otherwise indicated below, the exercise price of the options was set at the fair market value as of the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER
                                   OF           % OF TOTAL
                               SECURITIES        OPTIONS
                               UNDERLYING       GRANTED TO    EXERCISE                      GRANT DATE
                                OPTIONS        EMPLOYEES IN     PRICE      EXPIRATION         PRESENT
            NAME                GRANTED        FISCAL YEAR    ($/SHARE)       DATE          VALUE($)(1)
            ----               ----------      ------------   ---------    ----------   -------------------
Zvi Alon.....................   325,000(2)         6.21%      $  1.891(3)   12/24/08         $495,316
Gary R. Anderson.............    71,428(2)(4)      1.37%      $   1.00      10/07/08         $ 68,914
                                 78,572(2)         1.50%      $1.71875      12/24/08         $130,359
D. Patrick Linehan...........   248,015(2)(5)      4.74%      $   1.00      10/07/08         $239,285
Patricia Roboostoff..........    15,000(6)         0.29%      $2.65625       1/27/08(6)      $ 39,426

---------------
 (1) In determining the grant date present value of options, the Black-Scholes valuation method was used. The assumptions used in this valuation included an expected volatility of approximately 2.07, risk-free interest rates ranging from 4.23% to 5.83%, no dividend yields, and an expected term from vest date of approximately 0.28 months.

 (2) This option vests as to 25% of the shares on the first anniversary of the date of grant and as to 1/36 of the remaining shares monthly thereafter, so that the option is vested in full on the fourth anniversary of the date of grant.

 (3) The exercise price is equal to 110% of the fair market value of the Common Stock on the date of grant, as required by the terms of the Company's 1992 Stock Option Plan for incentive stock options (as defined in Section 422 of the Internal Revenue Code) granted to holders of more than 10% of the outstanding Common Stock.

 (4) This option was granted, pursuant to the Option Exchange Prorgram, in exchange for an option for 90,000 shares granted in 1997.

 (5) This option was granted, pursuant to the Option Exchange Program, in exchange for an option for 312,500 shares granted in 1997.

 (6) This option vested as to 25% of the shares on the first anniversary of the date of grant and was scheduled to vest at to 1/60 of the total shares monthly thereafter, so that the option would have been vested in full on the fifth anniversary of the date of grant. This option expired as to 115,055 shares in February 1999, when Ms. Roboostoff's employment with the Company terminated, and will expire as to the remaining 102,945 shares, to the extent not previously exercised, in May 1999.

     The following table sets forth certain information concerning the number and value at December 31, 1998 of unexercised "in the money" options held by the Named Executive Officers. The values set forth below have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Common Stock on December 31, 1998 of $1.84375, as reported on the Nasdaq National Market. No options were exercised during 1998 by any of the Named Executive Officers.

        AGGREGATED OPTION EXERCISES IN FY 1998 AND FY-END OPTION VALUES

                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FY-END          AT FISCAL YEAR-END
                   NAME                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                   ----                      -------------------------   -------------------------
Zvi Alon...................................              -0-/-0-                    -0-/-0-
Gary R. Anderson...........................          -0-/150,000               -0-/$ 70,084
D. Patrick Linehan.........................          -0-/248,015               -0-/$209,262
Patricia Roboostoff........................              -0-/-0-                    -0-/-0-

                         TEN-YEAR OPTION REPRICINGS(1)

     The following table sets forth certain information related to the repricing of stock options to any executive officer since the Company's initial public offering in 1993. In February 1996, all options granted to employees in 1995 and certain options granted in the last quarter of 1994 were repriced to $11.13 per share by the Company's Board of Directors. The vesting schedule on these repriced options was delayed six months. All out-of-the-money options previously granted to employees were subsequently repriced by the Board of Directors to $6.00 per share in January 1997 and to $3.06 per share in September 1997. There was no change in the vesting schedule for the options repriced in 1997. In 1998, the Board of Directors approved an Option Exchange Program pursuant to which all employees of the Company, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $1.00 per share, the fair market value of the Common Stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36th of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years.

                                                                                                              LENGTH OF
                                              NUMBER OF          MARKET                                    ORIGINAL OPTION
                                             SECURITIES         PRICE OF                                        TERM
                                             UNDERLYING         STOCK AT       EXERCISE PRICE     NEW       REMAINING AT
                                               OPTIONS          TIME OF          AT TIME OF     EXERCISE       DATE OF
             NAME                  DATE       REPRICED        REPRICING($)      REPRICING($)    PRICE($)      REPRICING
             ----                --------   -------------   ----------------   --------------   --------   ---------------
Zvi Alon.......................        --           --               --                --            --             --
  President & CEO
Walter Amaral..................  02/13/96      100,000           $11.13            $16.13        $11.13       9.25 yrs
  Former Sr. VP & CFO..........  01/02/97      100,000           $ 6.00            $11.13        $ 3.06       8.31 yrs
                                 01/02/97       40,000           $ 6.00            $10.38        $ 3.06       9.54 yrs
Gary R. Anderson...............  10/07/98       90,000           $ 1.00            $ 2.63        $ 1.00       9.25 yrs
  Sr. VP & CFO
D. Patrick Linehan.............  10/07/98      312,500           $ 1.00            $ 3.06        $ 1.00       8.92 yrs
  Sr. VP & General Manager
Patricia Roboostoff............  02/13/96       80,000           $11.13            $12.63        $11.13       8.83 yrs
  Former Sr. VP................  02/13/96       13,000           $11.13            $19.81        $11.13       9.75 yrs
  Human Resources..............  01/02/97       80,000           $ 6.00            $11.13        $ 6.00       7.95 yrs
                                 01/02/97       13,000           $ 6.00            $11.13        $ 6.00       8.80 yrs
                                 01/02/97       35,000           $ 6.00            $10.38        $ 6.00       9.54 yrs
                                 09/05/97       13,000           $ 3.06            $ 6.00        $ 3.06       8.13 yrs
                                 09/05/97       35,000           $ 3.06            $ 6.00        $ 3.06       8.86 yrs
                                 09/05/97       80,000           $ 3.06            $ 6.00        $ 3.06       7.27 yrs
                                 09/05/97       15,000           $ 3.06            $ 6.00        $ 3.06       9.38 yrs
Robert Williams................  02/13/96       10,500           $11.13            $19.81        $11.13       9.75 yrs
  Former VP, Business
  Development

          REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS(1)

     The Board of Directors determined that as a result of declines in the price of the Company's common stock, the incentive provided by the options previously granted to all employees was insufficient to assist the Company in retaining its employees. The Company's stock price fell from $23.25 at the end of 1995 to $10.88 at the end of the first quarter of 1996, then fell again to $6.00 at the end of 1996 and to $3.72 at the end of the third quarter of 1997, and fell again to $0.97 during the third and fourth quarters of 1998. Employee retention has been a significant challenge for the Company over the past two years due to the extremely competitive nature of the employment marketplace and the Company's performance and declining stock price over this period, which has lead to substantial turnover. To assist the Company in retaining its employees by providing additional incentive to remain with the Company over the long term, the Board of Directors has repriced outstanding options, including the options held by the executives in the table above. The Board has considered other alternatives such as the issuance of additional options at lower exercise prices, but felt that the effects of doing so would be too dilutive. As such, in February 1996 the Board repriced all options granted to employees in 1995 and certain options granted in the last quarter of 1994 to $11.13; the vesting on these repriced options was delayed six months. Due to the continued decline in the stock price throughout 1996 and 1997, the Board repriced all out-of-the money options in January 1997 and September 1997, with no change in the current vesting schedules. For the same reasons, following the Company's August 1998 acquisition of FTP Software, Inc. (the employees of which held options with exercise prices ranging from $1.00 to $43.64 per share, the Board of Directors approved an option exchange program pursuant to which all directors and employees of the Company, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $1.00 per share, the fair market value of the common stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36 of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years. The terms of the Option Exchange Program were based upon the recommendation of an independent compensation advisor retained by the Company following the acquisition of FTP. The Board believed that the factors affecting the decision as to whether to reprice the options held by officers in each case were identical to those for all other employees, and that it was in the interests of the Company to provide adequate incentive to assist in employee, including executive officer, retention.

        Zvi Alon                                      John Bosch
        Uzia Galil                                    Dr. Shelley Harrison
        Darrell Miller                                Abraham Ostrovsky

---------------

(1) The material under this caption is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

     - The Company pays competitively with leading software and high technology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

EXECUTIVE OFFICER SALARIES

     Of the Company's 1998 executive officers other than the Chief Executive Officer, one joined the Company in July 1997 and one joined the Company in December 1997, and a former such officer joined the Company in 1994. With respect to the two executive officers hired in 1997, salary, potential bonus and stock option grants were determined on the basis of negotiations between the Company and the officer with due regard to the officer's experience, prevailing market conditions and internal equity. Similarly, the Company negotiated with the former executive officer at the time of such officer's hiring and reached a level of compensation that the Company believed was reasonably required to obtain the services of such officer. In addition, the Compensation Committee obtained and reviewed salary surveys, including the Radford Management and the SC/CHiPs Executive and Senior Management Surveys, for similar positions in the software and high technology sectors in establishing 1997 executive officer compensation.

     For 1998, it was determined to grant a $15,000 salary increase to the former executive officer of the Company but not to increase the salaries of any other executive officer due to the recent hiring of such officers and the Company's financial performance during 1997.

ANNUAL INCENTIVE COMPENSATION

     Historically, a substantial portion of the cash compensation paid to the Company's executive officers, including the Chief Executive Officer, has been in the form of discretionary cash bonuses payable on a quarterly basis. The Compensation Committee believes that the bonus compensation of the Chief Executive Officer and the Company's other executive officers should be expressly linked to the Company's performance. Consistent with this philosophy, a designated portion of the bonus compensation is contingent upon corporate profits, the attainment of specific business objectives and performance against personal performance objectives. Bonus payments are based on a target bonus pool established at the beginning of the year for each officer.

     In awarding 1998 discretionary bonuses, the Compensation Committee determined that the Company's goals were attained for the fourth quarter of 1998 but not for prior quarters, and, accordingly, awarded 25% of the bonus pool.

LONG-TERM INCENTIVES

     The Company's primary long-term incentive program presently consists of the 1992 Stock Option Plan (the "Option Plan") and the 1993 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan generally utilizes four-year vesting periods (decreased from five-year vesting periods for options granted in 1997) for options granted on date of hire. There is a 25% cliff vesting at the end of the first year of the grant and then monthly vesting thereafter to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Option Plan generally is 100% of the fair market value of the Company's Common Stock on the date of grant. As a result, employees receive value from these grants only if the Company's Common Stock appreciates in the long term.

     During the fall of 1998, the Company retained an independent compensation advisor to review the Company's stock option program in comparison to stock option programs maintained by software companies of comparable size (in terms of revenue). Following review of the results of such study and the option holdings of its executive officers, the Compensation Committee determined to grant options or additional options to its executive officers but at levels below the levels recommended by such advisor in light of the Company's financial performance during 1998. As a result, in December 1998, the Compensation Committee granted the stock options to Mr. Alon described below, and granted an additional stock option to one other executive officer of the Company. Mr. Alon participated with the Compensation Committee in the consideration of the grant of options to executive officers other than Mr. Alon, but did not participate with the Compensation Committee with respect to the grant of options to Mr. Alon.

     The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to fifteen percent (15%) of their earnings withheld for purchases of Common Stock on certain dates specified by the Compensation Committee. The price of Common Stock purchased is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date or the closing date of the relevant offering period. Two annual six-month offering periods have been fixed under the Purchase Plan. Mr. Alon was not eligible to purchase stock under the Purchase Plan during 1998.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The 1998 salary and potential bonus of the Chief Executive Officer were established by the Compensation Committee primarily on the basis of the salary received by him in 1997 and the Company's overall 1997 performance, and pursuant to discussions between the Compensation Committee and the Chief Executive Officer. Although the total of Mr. Alon's salary and bonus potential was significantly less than Chief Executive Officer compensation in other software and high technology companies, the decision was made to not increase his cash compensation package for 1998 based on his significant equity position in the Company and the Company's overall 1997 performance.

     As described above, in awarding 1998 discretionary bonuses, the Compensation Committee determined that the Company's goals were attained for the fourth quarter of 1998 but not for prior quarters, and, accordingly, awarded 25% of the bonus pool. As a result, Mr. Alon received less than his potential cash compensation ($347,875 versus $484,000) for 1998; this amount was the same as the cash compensation paid to him in 1997 and substantially less than his 1996 compensation of $393,250 and 1995 compensation of $426,250.

     As noted above, in December 1998, the Compensation Committee granted stock options to Mr. Alon based upon a study commissioned by the Company from an independent compensation advisor, but at a level below that recommended by such advisor in light of the Company's 1998 financial performance. Mr. Alon was granted an option to purchase 325,000 shares as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and, in accordance with the terms of the Option Plan with respect to the grant of incentive stock options to holders of more than 10% of the outstanding Common Stock, was granted at an exercise price equal to 110% of the fair market value of the Common Stock on the date of grant.

CERTAIN TAX CONSIDERATIONS

     The Company does not believe that its compensation plans will result in any limitations on its ability to deduct compensation under Section 162(m) of the Code.

     From the members of the Compensation Committee:

          John Bosch
          Uzia Galil

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG NETMANAGE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX(1)(2)
[PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                     NETMANAGE, INC.              MARKET (U.S.)                TECHNOLOGY
                                                     ---------------              -------------             -----------------
12/93                                                    100.00                      100.00                      100.00
12/94                                                    220.00                       98.00                      120.00
12/95                                                    253.00                      138.00                      180.00
12/96                                                     65.00                      170.00                      223.00
12/97                                                     31.00                      208.00                      262.00
12/98                                                     20.00                      294.00                      407.00

* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

---------------
(1) The total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the Nasdaq Stock Market-US Index (the "Nasdaq Index") and the Hambrecht and Quist Technology Index (the "H&Q Technology Index"), based on September 21, 1993 = 100, the day of the Company's initial public offering. The performance of the Company's stock over the period shown is not necessarily indicative of future performance.

(2) The material under this caption is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws. The Company and certain of its officers and directors are subject to several lawsuits, which if successful may give rise to indemnity claims.

     In December 1998, the Company agreed to sell all of its interest in NetVision, Ltd. ("NetVision"), an internet service provider in Israel, to a company jointly owned by three parties unrelated to the Company (the "Purchasers"). Ruth Alon is the Chief Executive Officer of NetVision and holds options to purchase stock of

NetVision. She is also the wife of Zvi Alon, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and the daughter of Uzia Galil, a member of the Board of Directors of the Company. The transaction closed in escrow in December 30, 1998, subject to release from the escrow upon approval of Israeli governmental authorities. In the event that approval is not obtained, Elron and Tevel Israel International Communications Ltd., have agreed to purchase any shares which were prohibited from being transferred to the Purchasers. The Board of Directors of the Company unanimously approved the transaction. Elron currently holds a substantial equity interest in NetVision; Mr. Galil is Chairman of the Board of Directors of Elron.

     Abraham Ostrovsky, a member of the Board of Directors of the Company, performed management and business consulting services to the Company during 1998 and received aggregate fees of $100,000 in connection with such consulting.

     The Company believes that all transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its officers, directors, affiliates and principal stockholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Company's, including a majority of the independent, disinterested directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Gary R. Anderson
                                          Secretary

April 22, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, NETMANAGE, INC., 10725 NORTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA 95014, OR THROUGH THE COMPANY'S WORLDWIDE WEB PAGE AT HTTP://WWW.NETMANAGE.COM.

1227-PS-99

[1227 - NETMANAGE, INC.]    [FILE NAME: NET91B.ELX]     [VERSION-4]    [4/15/99]

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY
                                NETMANAGE, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                        FOR ANNUAL MEETING MAY 27, 1999

     The undersigned hereby constitutes and appoints Zvi Alon and Gary Anderson, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 1999 Annual Meeting of Stockholders to be held on May 27, 1999 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the "Meeting"), upon and with respect to the number of shares of the common stock of NetManage, Inc., $.01 par value per share ("Common Stock"), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote as designated on the reverse side and in favor of the recommendations of management on any other matters which may come before the Meeting, all as further described in the accompanying Notice of 1999 Annual Meeting of Stockholders and Proxy Statement. If no such directions are indicated, the proxies or their substitutes, will have authority to vote FOR the Election of Directors and FOR Item 2.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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

NetManage, Inc.

Dear Stockholder;

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach and return it in the enclosed postage paid envelope.

Your vote must be received prior to the 1999 Annual Meeting of Stockholders, May 27, 1999. Whether or not you plan to be personally present at the Meeting, please complete, date and sign the enclosed proxy and return it promptly in he enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised by following the instructions on page two of the accompanying proxy statement. Thank you in advance for your prompt consideration.

Sincerely,


NetManage, Inc.

[1227 - NETMANAGE, INC.]    [FILE NAME: NET91A.ELX]     [VERSION-5]    [4/15/99]

                                  DETACH HERE
--------------------------------------------------------------------------------

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
ITEM 2.

1.  Election of Directors.
    Nominees: Uzia Galil and Darrell Miller

       FOR                   WITHHELD
       BOTH   [ ]        [ ] FROM BOTH
     NOMINEES                NOMINEES

    [ ]
       ---------------------------------------
       For both nominees except as noted above

                                                           FOR  AGAINST  ABSTAIN
2.  Ratification of the appointment of Arthur Andersen     [ ]    [ ]      [ ]
    LLP as the Company's independent auditors for the current fiscal year ending December 31, 1999.

3. Upon any other matters which may properly come before the Meeting.

                               Receipt of the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement dated April 22, 1999 relating to the Meeting is hereby acknowledged.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE MARK, DATE, SIGN AND RETURN.

                               Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


Signature:                                                  Date:
          -------------------------------------------------      ---------------

Signature:                                                  Date:
          -------------------------------------------------      ---------------